CERTIFICATE OF ELIMINATION
OF
SERIES A PREFERRED STOCK
OF
VIGGLE INC.

(Pursuant to Section 151(g) of the General Corporation Law
of the State of Delaware)

Viggle, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, 8 Del. C. §§ 101 et seq. (the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    That pursuant to Section 151 of the DGCL and the authority expressly granted to the Board of Directors of the Corporation (the “Board”), by the certificate of incorporation of the Corporation, as the same has been amended from time to time from time to time, the Board, by resolution, duly adopted, authorized the issuance of a series of Preferred Stock of the Corporation designated as Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), and established the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of said series, and on August 19, 2005, filed a Certificate of Designation of Series A Preferred Stock of the Corporation with the Secretary of State of the State of Delaware (the “Certificate of Designations”).

2.    That no shares of Series A Preferred Stock are outstanding, and no shares thereof will be issued pursuant to the Certificate of Designations.

3.    That the Board has duly adopted the following resolutions:

“WHEREAS, pursuant to Section 151 of the DGCL and the authority expressly granted to the Board pursuant to the certificate of incorporation of the Corporation, as the same has been amended from time to time, the Board, by resolution duly adopted, authorized the creation and issuance of a series of preferred stock designated as Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), and established the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of said series, and on August 19, 2005, filed a Certificate of Designation of Series A Preferred Stock of the Corporation with the Secretary of State of the State of Delaware (the “Certificate of Designations”);

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WHEREAS, as of the date hereof, none of the authorized shares of Series A Preferred Stock are outstanding, and no shares thereof will be issued subject to the Certificate of Designations; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be eliminated from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be eliminated from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the DGCL; and

FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and directed to file a certificate of elimination with the Secretary of State of the State of Delaware setting forth a copy of these resolutions and eliminating all matters set forth in the Certificate of Designations from the certificate of incorporation of the Corporation pursuant to Section 151(g) of the DGCL.”

4.    That all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be, and hereby are, eliminated from the certificate of incorporation of the Corporation, as the same has been amended from time to time.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned officer of the Corporation has caused this Certificate of Elimination of the Series A Preferred Stock of Viggle Inc. to be executed on this the 30th day of August, 2013.

VIGGLE INC.

/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President and Secretary

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